SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (date  of  earliest  event  reported) February  10,  2005
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                                 NS8 CORPORATION
                                 ---------------
             (Exact name of Registrant as specified in its charter)

           Delaware                  333-75956                  13-4142621
           --------                  ---------            ----------------------
(State  or  other  jurisdiction     (Commission               (IRS Employer
of incorporation or organization)   File  number)          Identification  No.)


  One Union Square, Suite1525, 600 University Street, Seattle, Washington 98101
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               (Address of principal executive offices)  (Zip Code)

                                 (206) 331-4545
                                ---------------
              (Registrant's Telephone Number, Including Area Code)


Two Union Square Center, 601 Union Street, Suite 4200, Seattle, Washington 98101
--------------------------------------------------------------------------------
                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written  communications  pursuant to Rule 425 under the Securities Act (17
CFR  230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]   Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange  Act  (17  CFR  240.14d-2(b))

[ ]   Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange  Act  (17  CFR  240.13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
                ------------------------------------------------

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT
-----------------------------------------------------------
On February 10, 2005, NS8 Corporation (the "Company") entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which the Company was granted an option to purchase 100% of the equity interests of ezTel for a purchase price of $1,500,000 (the "Option"). ezTel and its subsidiaries are providers of discount long-distance telephone services and wireless broadband internet services. On July 30, 2002, ezTel and several of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Proceeding") in the United States Bankruptcy Court for the Northern District of Mississippi (the "Bankruptcy Court"). The Bankruptcy Proceeding is ongoing.

The Option is exercisable at the sole discretion of the Company, subject to confirmation of the Option by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order.

The Company is under no obligation to exercise the Option. If the Company chooses to exercise the Option, the Company's obligation to close its purchase of the equity interest in ezTel will be subject to fulfillment of certain conditions, including but not limited to:

          (i) completion of due diligence satisfactory to the Company in its sole discretion;

          (ii) receipt of all necessary third party consents, including (x) approval by the Bankruptcy Court and the confirmation of the Plan discussed above and (y) the consent and waiver of certain negative covenants by one of the Company's lenders and investors; and

          (iii) repayment of the Loan discussed below. If the Company acquires ezTel, the Company intends to enter into a management agreement with Patric Boggs, the president and chief executive officer of ezTel, pursuant to which Mr. Boggs would provide management services to ezTel. It is currently contemplated that the Company would grant Mr. Boggs an option to acquire up to 50.1 percent of ezTel at the then-fair market value of ezTel, which interest would be convertible into shares of the Company's common stock, subject to performance and other benchmarks and terms which would be negotiated upon the Company's election to exercise its Option.

As consideration for the Option, the Company advanced a Term Loan (the "Loan") in the amount of $200,000 to Long Distance Billing Services, Inc., a wholly-owned subsidiary of ezTel ("LDBS") pursuant to a Promissory Note, Security Agreement and Deed of Covenants. LDBS is not a party to the Bankruptcy Proceeding. The Loan is in the principal amount of $200,000, contains customary events of default and provides for an annual rate of interest equal to 12.00%.


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The  entire  principal  balance  and any accrued interest on the Loan is due and payable on August 1, 2005. Following any default under the terms of the Loan, the Company may elect to (i) declare the Note due and payable, and/or (ii) increase the rate of interest payable under the Loan by three percent (3.00%) per annum. LDBS's obligations under the Loan are secured by a pledge of all of the assets of LDBS, and the Company will have all the rights and remedies available upon default to a secured party under the Uniform Commercial Code. LDBS will use the proceeds of the Loan only for working capital, payment of outstanding tax liabilities and other costs and expenses approved by the Company in writing.

Although the Promissory Note evidencing the Loan was dated as of February 3, 2005, the Loan proceeds were not advanced to LDBS until the Option was executed on February 10, 2005.

                 SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)  Exhibits.

EXHIBIT NUMBER   DESCRIPTION
---------------  -----------------------------------------------------

                 Promissory Note, dated February 3, 2005, by Long
      10.1(i)    Distance Billing Services, Inc. to NS8 Corporation
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                 Deed of Covenants, dated as of February 4, 2005,
                 between Long Distance Billing Services, Inc. and
      10.1(ii)   NS8 Corporation
                 -----------------------------------------------------

                 Security Agreement, dated as of February 3, 2005, between Long Distance Billing Services, Inc. and
      10.1(iii)  NS8 Corporation
                 -----------------------------------------------------

                 Option Agreement, dated as of February 10, 2005,
      10.2       between ezTel, LLC and NS8 Corporation
---------------  -----------------------------------------------------


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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    NS8  CORPORATION


Date:  February  14,  2005          By:    /s/  Anthony  J.  Alda
                                           ----------------------
                                           Anthony J. Alda
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and President


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